Exhibit 32.1

CERTIFICATION OF PERIODIC FINANCIAL REPORTS PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the 10-Q Report of Mercer Insurance Group, Inc. (the “Issuer”) on Form 10-Q for the quarter ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Periodic Report”), I, Andrew R. Speaker, President and Chief Executive Officer of the Issuer, and I, David B. Merclean, Chief Financial Officer of the Issuer, each hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Periodic Report containing the financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and that information contained in the Periodic Report fairly presents, in all material respects, the financial condition and result of operations of the Issuer.

/s/Andrew R. Speaker	/s/David B. Merclean
Andrew R. Speaker	David B. Merclean
President and	Chief Financial Officer
Chief Executive Officer